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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-4681, 33-34458, 33-54937, 33-63133, 33-15871, 333-36601, 333-45245, 333-77559, 333-64279, 333-35124, 333-42446, 333-59162 and 333-61742) of Integrated Device Technology, Inc of our report dated April 20, 2001, except as described in Note 16, which is as of June 28, 2001, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
June 28, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS